SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

☒	Filed by Registrant
☐	Filed by Party other than Registrant Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

Vet Online Supply, Inc.
(Name of Registrant as Specified in Charter)

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☒ No fee required

SCHEDULE 14C INFORMATION STATEMENT

Pursuant to Regulation 14C of the Securities Exchange Act of 1934 as amended

Vet Online Supply, Inc.
6500 Live Oak Road
Kelseyville, CA 95451

GENERAL INFORMATION

This Information Statement (the “Information Statement”) has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $.001 per share (the “Common Stock”), of Vet Online Supply, Inc., a Florida Corporation (the “Company”), to notify such Stockholders that on or about April 22, 2019, the Company received written consents in lieu of a meeting of Stockholders from holders of a majority of shares of voting securities of the Company (the “Majority Stockholders”) to authorize the Company’s Board of Directors to approve the following: the Board of Directors of the Corporation, along with the vote of the Majority Shareholders, deem it in the best interest of the Corporation, as well as in the best interest of the Shareholders of the Corporation, to Amend the Articles of Incorporation, and pursuant to the Reverse Split of the Corporation’s issued and outstanding shares of 1 for 3,000, of the Common Shares having par value $0.001 per share.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

Date: May 31, 2019

RECOMMENDATION OF THE BOARD OF DIRECTORS

ACTIONS TO BE TAKEN

ACTION I – AMENDMENT OF ARTICLES OF INCORPORATION OF THE COMPANY TO ACCOMPLISH A 1 FOR 3,000 REVERSE SPLIT OF COMMON SHARES

The Board of Directors has determined that the Company has determined that the Amendment of the Articles better reflects the nature of the Company’s new business direction.

Purpose of the Amendment of the Articles

On April 22, 2019, the Company’s Board of Directors and the Majority Stockholders owning a majority of the Company’s voting securities approved a resolution authorizing the Company to amend the Articles of Incorporation to accomplish the Reverse Split of the Corporation’s issued and outstanding shares of 1 for 3,000 of Common Stock having a par value of $0.001 per share. The Board believes that the Articles Amendment better reflects the nature of the Company’s anticipated operations.

Amended Certificate of Incorporation

Upon the effectiveness and on the date that is twenty (20) business days following the filing of this Information Statement, the Board of Directors shall have the Company’s Certificate of Amendment to the Articles of Incorporation filed with the State of Florida in order to effect the Articles Amendment.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The Company shall provide, without charge, to each person to whom an Information Statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one (1) business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in the Information Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Information Statement incorporates), and the address and telephone numbers to which such a request is to be directed.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above action. Your consent to the above action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our Stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Vet Online Supply, Inc. has duly caused this report to be signed by the undersigned hereunto authorized.

IN WITNESS WHEREOF, We, have hereunto set our hands as Chief Executive Officer and Members of the Board of Directors of the Corporation.

Acknowledged by:

/s/ Dan Rushford	Date: May 31, 2019
Dan Rushford, Chairman
Vet Online Supply, Inc.

/s/ Sam Berry
Sam Berry, Director
Vet Online Supply, Inc.